                                                                   EXHIBIT 10.11
                                                                   -------------


                             EMPLOYMENT AGREEMENT

          EMPLOYMENT AGREEMENT (this "Agreement") dated as of the 12/th/ day of June, 2000 between Tommy Hilfiger U.S.A., Inc. ("THUSA" or the "Company") and Joel H. Newman ("Executive").

          WHEREAS, the parties desire to enter into this Agreement to reflect their mutual agreements with respect to the employment of Executive by the Company.

          NOW, THEREFORE, in consideration of the mutual covenants, warranties and undertakings herein contained, the parties hereto agree as follows:

          1.   Term.  The employment of Executive under this Agreement shall
               ----
commence on June 12, 2000 and shall continue through March 31, 2003 (the "Term"), subject to the terms and provisions of this Agreement. The Term shall be automatically renewed from year to year unless either party shall give the other written notice at least thirty (30) days prior to the end of the then current term of its intention that the then current term is not to renew.

          2.   Position and Duties.  Executive shall remain in his present
               -------------------
position as President of Finance and Administration, continuing with his current responsibilities for the Company's Finance, Customer Services, Legal, Facilities, Investor Relations and Human Resources Divisions as well as other duties to be mutually agreed upon. Executive shall continue to report directly to the Company's Chief Executive Officer. The Company agrees that on or before July 1, 2001, Executive shall be appointed Chief Operating Officer of the Company, and at the time of such appointment, in addition to his current responsibilities, Executive will assume responsibility for the Company's Operations Division. Except for vacation, personal and sick days in accordance with the Company's policies for comparable senior executives, Executive shall devote his full time during the Term to provide services to the Company, its parents, subsidiaries, affiliates or divisions.

          3.   Compensation.
               ------------

               (a)  Base Salary.  Executive's base salary (the "Base Salary")
                    -----------
shall be at the rate of $650,000 per annum for the period June 12, 2000 through March 31, 2001. The Base Salary shall be increased to $750,000 per annum as of April 1, 2001, and to $850,000 per annum as of April 1, 2002. If this Agreement shall be renewed for the period April 1, 2003 through March 31, 2004, the Base Salary for such period shall be $950,000. The Base Salary shall be payable in substantially equal semi-monthly installments.

               (b)  Bonus Compensation.
                    ------------------

                    (i)   Signing Bonus. The Executive shall receive a bonus of
                          -------------
$225,000 upon Executive's execution of this Agreement.

                    (ii)  Annual Cash Incentive Bonus. For the fiscal year
                          ---------------------------
ending March 31, 2001, Executive shall be entitled to a minimum bonus of 50% of the Base Salary in effect on such date. However, if the Company achieves or exceeds the Company's Annual Financial Budget as approved by the Board of Directors for such year, Executive shall be entitled to a minimum bonus of 100% of the Base Salary in effect on such date. For the fiscal year ending March 31, 2002, Executive shall be entitled to a minimum bonus of $500,000. However, if the Company achieves or exceeds the Company's Annual Financial Budget as approved by the Board of Directors for such year, Executive shall be entitled to a minimum bonus of 100% of the Base Salary in effect on such date. For the fiscal year ending March 31, 2003, Executive shall be entitled to a minimum bonus of $567,000. However, if the Company achieves or exceeds the Company's Annual Financial Budget as approved by the Board of Directors for such year, Executive shall be entitled to a minimum bonus of 100% of the Base Salary in effect on such date. If this

Agreement shall be renewed for the period April 1, 2003 through March 31, 2004, for the fiscal year ending March 31, 2004, Executive shall be entitled to a minimum bonus of $634,000. However, if the Company achieves or exceeds the Company's Annual Financial Budget as approved by the Board of Directors for such year, Executive shall be entitled to a minimum bonus of 100% of the Base Salary in effect on such date. The Annual Cash Incentive Bonus shall be earned on the last day of the Company's fiscal year, and payable when the Company pays bonuses to other Company executives, but no later than June 30 of the following fiscal year.

               (c)  Benefits.  During his employment under this Agreement, the
                    --------
Company will continue to provide Executive with the benefits Executive has been receiving prior to execution of this Agreement.

               (d)  Automobile.  During his employment under this Agreement, the
                    ----------
Company will continue to provide Executive at its expense with the same automobile benefit Executive has been receiving prior to Executive's execution of this Agreement.

               (e)  Expense Reimbursement.  The Company shall reimburse
                    ---------------------
Executive for the ordinary and necessary business expenses incurred by him in the performance of his duties in accordance with the Company's policies and procedures applied in a manner consistent with past practice.

               (f)  Stock Options.  Upon execution of this Agreement, the
                    -------------
Company will grant to the Executive under the THUSA 1992 Stock Incentive Plan (as the same may be amended or superseded from time to time, the "Plan"), an option to purchase 100,000 Ordinary Shares of Tommy Hilfiger Corporation. The number of shares subject to such option grant shall be subject to ratable adjustment by the Company in the circumstances described in Section 3 of the Plan. The grant provided for herein will vest in three (3) equal installments on June 30, 2001, June 30, 2002 and March 31, 2003, respectively, and will be subject to the terms and conditions set forth below, in the Plan and any applicable stock option agreement, provided that any such stock option agreement shall be in the form then used with respect to employees of the Company generally. Upon execution of this Agreement, the Company also will accelerate to the date hereof the vesting of the options under the Plan granted to the Executive on February 25, 2000 that heretofore were scheduled to vest on April 30, 2003 and April 30, 2004 respectively. In addition, if the Company meets or exceeds its Budget for the fiscal year ending March 31, 2001, the options granted to the Executive under the Plan on July 21, 1997 that are scheduled to vest on September 30, 2001 and September 30, 2002 respectively will vest instead on March 31, 2001. In any event, if Executive remains in the Company's employ on March 31, 2002, all options issued to Executive prior to March 31, 2000 which have not vested as of March 31, 2002 will be accelerated to vest on that date. Executive agrees that notwithstanding the terms and conditions of this Agreement, the Plan and any such stock option agreement, if Executive resigns his employment for any reason, other than for "Good Reason" as that term is defined in Section 5(a) of this Agreement, or his employment is terminated for "Cause" as that term is defined in Section 4(b) of this Agreement, Executive shall no longer have the right to exercise any of the options granted pursuant to this Section 3(f) or thereafter which Executive has not exercised as of the date of Executive's resignation or termination. Executive further understands that (1) the preceding sentence shall apply regardless of whether the options are "vested" under the Plan; and (2) all such options will terminate immediately as of such date.

               (g)  Taxes.  All payments to be made to and on behalf of
                    -----
Executive under this Agreement will be subject to required withholding of federal, state and local income and employment taxes, and to related reporting requirements.

          4.   Termination of Employment.
               -------------------------

               (a)  Death and Disability.
                    --------------------

                    (i)  Death.  Executive's employment under this Agreement
                         -----
shall terminate automatically upon his death.

                    (ii) Disability.  The Company may terminate Executive's
                         -----------
employment under this Agreement if Executive is absent from work due to serious illness or incapacity for a period of at least 180 days (whether or not consecutive) in any period of 365 consecutive days.

               (b)  Cause.  The Company may terminate Executive's employment
                    -----
under this Agreement at any time with Cause (as defined below). For purposes of this Agreement, "Cause" means the occurrence of any of the following events: (i) a material breach by Executive of his obligations under this Agreement; (ii) the commission by Executive of a fraud against the Company or its parents, subsidiaries, affiliates and divisions or his conviction for aiding or abetting, or the commission of, a felony or of a fraud or a crime involving moral turpitude or a business crime; or (iii) the possession or use by Executive of illegal drugs or prohibited substances, the excessive drinking of alcoholic beverages on a recurring basis which impairs Executive's ability to perform his duties under this Agreement, or the appearance during hours of employment on a recurring basis of being under the influence of such drugs, substances or alcohol.

          5.   Consequences of Termination or Breach.
               -------------------------------------

               (a)  Death: Termination for Cause or Without Good Reason.  If
                    ---------------------------------------------------
Executive's employment under this Agreement is terminated under Section 4(a)(i) or 4(b), or Executive terminates his employment for any reason other than for "Good Reason" (as defined below), Executive shall not thereafter be entitled to receive any compensation or benefits under this Agreement, other than for (i) Base Salary earned but not yet paid prior to the date of Executive's termination of employment with the Company for any reason (the "Termination Date"), and (ii) reimbursement of any expenses pursuant to Section 3(e) incurred prior to the Termination Date. For purposes of this Agreement, "Good Reason" means a material breach by the Company of its obligations under this Agreement, which shall include, without limitation, the Company's failure to appoint Executive Chief Operating Officer as required by Section 2 above.

               (b)  Other Terminations.  If Executive's employment under this
                    ------------------
Agreement is terminated by the Company other than under Section 4(a)(i) or 4(b), or the Company does not renew this Agreement at the end of the Term or any renewal term, or Executive terminates his employment for Good Reason, the sole obligations of the Company to Executive shall be to make the payments described in clauses (i) and (ii) of Section 5(a), and subject to the Executive providing the Company with the release described below, to continue to pay Executive's annual Base Salary then in effect, in substantially equal semi-monthly installments, until the end of the Term or then current renewal term, as applicable, plus one year, which such payments shall be offset by any compensation and benefits Executive receives from other employment (including self-employment) and Company sponsored long term disability during the severance period. If Executive's employment terminates on any day other than the last day of the Company's fiscal year, Executive shall be entitled to a pro rata portion of the Annual Cash Incentive Bonus (if any) that otherwise would have been payable to Executive in respect of such partial fiscal year, which such bonus shall be payable at the time referred to in Section 3(b) above.

The Company's obligations to provide the separation payments referred to in this
Section 5(b) shall be contingent upon (A) the Executive having delivered to the Company a fully executed release (that is not subject to revocation) of claims against the Company, its subsidiaries, affiliates (other than Tommy Hilfiger Corporation), divisions, directors, officers, employees, agents and representatives satisfactory in form and content to the Company's counsel, provided however, that nothing herein shall be deemed to require Executive to execute a release of (1) Tommy Hilfiger Corporation and (2) Executive's rights to vested benefits Executive may have under the Company's benefits plans, including without limitation, the Company's 401(k) plan and SERP and (B) Executive's continued compliance with the terms of Sections 6(a), (b) and (c) of this Agreement. A sample of the form of release required by the Company is attached as Exhibit A. Executive agrees that the form may be reasonably modified by the Company to reflect developments in the law after the date hereof. Executive acknowledges that and agrees that in the event the Company terminates Executive's employment in breach of this Agreement (1) Executive's sole remedy shall be to receive the payments specified in this Section 5(b), (2) if Executive does not execute the release described above, Executive shall have no remedy against the Company, its subsidiaries, affiliates (other than Tommy Hilfiger Corporation) and divisions or any of their respective officers, directors, stockholders, employees or agents with respect to such breach and (3) Executive hereby waives any other rights he may have against the Company, its subsidiaries, affiliates (other than Tommy Hilfiger Corporation) and divisions or any of their respective officers, directors, stockholders, employees or agents for damages arising from such termination, provided however, that Executive is not hereby waiving any rights he may have against Tommy Hilfiger Corporation. Executive also agrees to notify the Company's Senior Vice President of Human Resources promptly upon his obtaining other employment or commencing self-employment during any severance period described in this Section 5(b) and to provide the Company with complete information regarding his compensation and benefits therein.

          6.   Certain Covenants and Representations.
               -------------------------------------

               (a)  Confidentiality.  The Executive acknowledges that in the
                    ---------------
course of his employment by the Company, the Executive will receive and or be in possession of confidential information of the Company and its parents, subsidiaries, affiliates and divisions, including, but not limited to, information relating to their financial affairs, business methods, strategic plans, marketing plans, product and styling development plans, pricing, products, vendors, suppliers, manufacturers, computer programs and software.
The Executive agrees that he will not, without the prior written consent of the Company, during the period of his employment or thereafter, disclose or make use of any such confidential information, except as may be required by law or in the course of Executive's employment hereunder. Executive agrees that all tangible materials containing confidential information, whether created by Executive or others which shall come into Executive's custody or possession during Executive's employment shall be and is the exclusive property of the Company. Upon termination of Executive's employment for any reason whatsoever, Executive shall immediately surrender to the Company all confidential information and property of the Company in Executive's possession.

          (b)  Non-Competition.  Executive agrees that during the term of his
               ---------------
employment with, and for one year after leaving the employ of the Company, the Executive will not engage in, or carry on, directly or indirectly, either for himself or as an officer or director of a corporation or as an employee, agent, associate, or consultant of any person, partnership, business or corporation, any business in competition with the business carried on by the Company and its parents, subsidiaries, affiliates and divisions in any market in which the Company or its parents, subsidiaries, affiliates, or divisions actively conduct business; provided, however, that if the Company elects to enforce this provision, and the Executive is not receiving separation pay pursuant to Section 5(b) herein, the Company shall pay to the Executive during the one-year period (in accordance with the Company's then current payroll practices) at the rate of one-half (1/2) his annual Base Salary as of the date of his termination. If the Company, at its sole option, decides not to continue the Executive's one-half (1/2) Base Salary at any time during the one-year period and the Executive is not otherwise receiving separation pay pursuant to Section 5(b) herein, this non-competition provision shall not thereafter be enforceable.

          (c)  No Hiring.  During the two-year period immediately following the
               ---------
Termination Date, Executive shall not employ or retain (or participate in or arrange for the employment or retention of) any person who was employed or retained by the Company or any of its parents, subsidiaries, affiliates and divisions within the six-month period immediately preceding such employment or retention.

          (d)  Remedy for Breach and Modification.  Executive acknowledges that
               ----------------------------------
the foregoing provisions of this Section 6 are reasonable and necessary for the protection of the Company and its parents, subsidiaries, affiliates and divisions, and that they will be materially and irrevocably damaged if these provisions are not specifically enforced. Accordingly, Executive agrees that, in addition to any other relief or remedies available to the Company and its parents, subsidiaries, affiliates and divisions, they shall be entitled to seek an appropriate injunctive or other equitable remedy for the purposes of restraining Executive from any actual or threatened breach of or otherwise enforcing these provisions and no bond or security will be required in connection therewith. If any provision of this Section 6 is deemed invalid or unenforceable, such provision shall be deemed modified and limited to the extent necessary to make it valid and enforceable.

          7.   Miscellaneous.
               -------------

               (a)  Authority. The Company and Executive each have full power
                    ---------
and authority to execute and deliver this Agreement and to perform their respective obligations hereunder. This Agreement constitutes the legal, valid and binding obligation of the Company and Executive and is enforceable against the Company and Executive in accordance with its terms.

               (b)  Notices.  Any notice or other communication made or given in
                    -------
connection with this Agreement shall be in writing and shall be deemed to have been duly given when delivered by hand, by facsimile transmission, by a nationally recognized overnight delivery service or mailed by certified mail, return receipt requested, to Executive at his address or to the Company at the address set forth below or at such other address as Executive or the Company may specify by notice to the others:

               To the Company:

               Tommy Hilfiger U.S.A., Inc.
               25 West 39th Street
               New York, NY 10018
               Attention: Joel J. Horowitz
               Fax Number: 212-548-1818

               To Executive:

               Joel H. Newman
               179 East 70th Street - Apt. 12B
               New York, NY 10021

               (c)  Entire Agreement; Amendment. This Agreement supersedes all
                    ---------------------------
prior agreements between the parties with respect to its subject matter, including, without limitation, the

Employment Agreement, dated as of April 1, 1996, between Executive and the Company, the memorandum regarding compensation overview, dated May 21, 1998, and the letter from Joel Horowitz to Executive, dated February 8, 2000, and is intended as a complete and exclusive statement of the terms of the agreement between the parties with respect thereto and may be amended only by a writing signed by both parties hereto.

          (d)  Waiver.  The failure of any party to insist upon strict adherence
               ------
to any term or condition of this Agreement on any occasion shall not be considered a waiver or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement. Any waiver must be in writing.

          (e)  Assignment. Except as otherwise provided in this Section 7(e),
               ----------
this Agreement shall inure to the benefit of and be binding upon the parties hereto and their respective heirs, representatives, successors and assigns.
This Agreement shall not be assignable by Executive and shall be assignable by the Company only to its parents, subsidiaries, affiliates or divisions, provided that any assignment by the Company shall not, without the written consent of Executive, relieve the Company of its obligations hereunder.

          (f)  Counterparts.  This Agreement may be executed in two or more
               ------------
counterparts, each of which shall be considered an original, but all of which together shall constitute the same instrument.

          (g)  Captions.  The captions in this Agreement are for convenience of
               --------
reference only and shall not be given any effect in the interpretation of the Agreement.

          (h)  Governing Law. This Agreement shall be governed by the law of the
               -------------
State of New York, without regard to its conflict of laws principles.

          (i)  Arbitration.  Any dispute or claim between the parties hereto
               -----------
arising out of, or, in connection with this Agreement, shall, upon written request of either party, become a matter for arbitration, provided, however, Executive acknowledges that in the event of any violation of Section 6 hereof, the Company shall be entitled to obtain from any court in the State of New York, temporary, preliminary or permanent injunctive relief as well as damages, which rights shall be in addition to any other rights or remedies to which it may be entitled. The arbitration shall be before a neutral arbitrator in accordance with the Commercial Arbitration Rules of the American Arbitration Association and take place in New York City. Each party shall bear its own fees, costs and disbursements in such proceeding. The decision or award of the arbitrator shall be final and binding upon the parties hereto. The parties shall abide by all awards recorded in such arbitration proceedings, and all such awards may be entered and executed upon in any court having jurisdiction over the party against whom or which enforcement of such award is sought.

          IN WITNESS WHEREOF, the parties have executed this Agreement as of the date first above written.

                                         TOMMY HILFIGER U.S.A., INC.


                                         By:     /s/ Joel Horowitz
                                            -----------------------------------
                                             Name:  Joel Horowitz
                                             Title: Chief Executive Officer


                                                 /s/ Joel H. Newman
                                         --------------------------------------
                                                     Joel H. Newman

____________,                      EXHIBIT A



Dear XXXX:


          This letter ("Agreement") sets forth our mutual agreement concerning your separation from your employment with Tommy Hilfiger U.S.A., Inc., including its subsidiary and affiliated corporations (other than Tommy Hilfiger Corporation), and their respective successors, assignees, representatives, agents, shareholders, officers, directors and employees (the "Company"; provided that for purposes of the following sentence and paragraphs 4, 5 and 7 hereof, the "Company" shall be deemed to include Tommy Hilfiger Corporation). We have agreed that your employment with the Company ends for all purposes effective _________, and as of that date, you cease to accrue any benefits that customarily accrue to the Company's active employees.

     1.   Separation Payments. In consideration for your signing this Agreement,
          -------------------
subject to the conditions set forth below, you will receive _________________ which amount shall be payable in substantially equal semi-monthly installments; all less applicable deductions and withholdings required by federal, state and local law. You agree that the Company's obligation to pay you salary continuation shall be reduced by the amount of the compensation and benefits you are entitled to receive from other employment (including self-employment) you obtain prior to _________. You agree to notify the Company's Senior Vice President of Human Resources promptly upon your obtaining any such other employment or commencing self-employment, and to provide the Company with complete information regarding your compensation therein. You acknowledge that you are not entitled to receive the items provided for in this paragraph and that these items will be provided to you only if you execute this Agreement and do not revoke your signature during the seven (7) day period referred to in paragraph 15 below. You represent that during the term of your employment with the Company you did not breach your fiduciary duty to the Company.

     2.   Release. In exchange for providing you with the items described in
          -------
paragraph 1 above, you agree to waive any and all claims against the Company and release and discharge the Company from liability for any and all claims or damages that you had, have or may have against the Company as of the date of your execution of this Agreement, whether known or unknown to you, including but not limited to any claims arising under any federal, state or local law, rule or ordinance, tort, employment contract (express or implied), public policy, or any other obligation including any claims arising under Title VII of the Civil Rights Act of 1964, the Age Discrimination in Employment Act of 1967, the Older Workers' Benefit Protection Act, the Civil Rights Act of 1866, the Civil Rights Act of 1991, the Americans With Disabilities Act, the Family and Medical Leave Act, the Employee Retirement Income Security Act, the New York State Human Rights Law, the New York City Human Rights Law and any other labor law, employee relations, and/or fair employment practice statute, rule or ordinance and all claims for workers' compensation, wages, monetary or equitable relief, vacation, other employee fringe benefits, benefit plans or attorney's fees. This Agreement may not be cited as, and does not constitute any admission by the Company with respect to any aspect of your employment or termination therefrom. Nothing herein shall be deemed to release (1) Tommy Hilfiger Corporation; and (2) your rights to vested benefits you may have under the Company's benefits plans, including without limitation, the Company's 401(k) plan and SERP.

     3.   Confidentiality and Cooperation. You agree that you will not disclose
          -------------------------------
or cause to be disclosed in any way the terms, contents or execution of this Agreement or the facts and circumstances underlying this Agreement, except in the following circumstances; (1) to your immediate family provided the persons to whom the information is to be disclosed are informed of this paragraph and agree to be bound by it; (2) to your tax adviser, provided such persons agree to be bound by this paragraph; (3) to your legal counsel; and (4) pursuant to an order of a court or governmental agency of competent jurisdiction, or for the purposes of securing enforcement of the provisions of this Agreement. You also agree that you will cooperate fully with the Company in connection with any existing or future litigation against the Company, whether administrative, civil or criminal in nature, in which and to the extent the Company reasonably deems your cooperation necessary. You further agree that, in the event you or anyone acting on your behalf, is served with any subpoena, order, directive or other legal process involving the Company, you or your attorney shall immediately notify the Company's Senior Vice President of Human Resources of such service and of the content of any testimony or information to be provided pursuant to such subpoena, order, directive or other legal process and within two (2) business days send to the Company's Senior Vice President of Human Resources via overnight delivery (at the Company's expense) a copy of said documents served upon you.

     4.   Company Property. It is understood and agreed that all books,
          ----------------
handbooks, manuals, files, papers, memoranda, letters, facsimile or other communications which you have in your possession that were written, authorized, signed, received or transmitted during your employment are and remain the property of the Company and, as such, are not to be removed from the Company's offices. In addition, you acknowledge that you have returned to the Company all confidential information and property of the Company in your possession, including the automobile which the Company provided to you pursuant to Section 3(e) of the Employment Agreement.

     5.   Future Employment.  You agree that you shall not seek reinstatement to
          -----------------
employment with the Company in the future. You hereby waive any rights that may accrue to you and release the Company from any liability that may arise against the Company because of any denial of employment, re-employment, reinstatement or any other remunerative relationship and to hold the Company harmless for any costs or fees it incurs as a result of your breach of this paragraph.

     6.   Enforceability and Severability. It is the intention of the parties
          -------------------------------
that the provisions of this Agreement shall be enforced to the finest extent permissible under the laws and public policies of each state and jurisdiction in which such enforcement is sought, but that the unenforceability (or the modification to conform with such laws or public policies) of any provisions hereof, shall not render unenforceable or impair the remainder of this Agreement. Accordingly, if any provision of this Agreement shall be determined to be invalid or unenforceable, either in whole or in part, this Agreement shall be deemed amended to delete or modify, as necessary, the offending provisions and to alter the balance of this Agreement in order to render the same valid and enforceable to the fullest extent permissible. However, the illegality or unenforceability of any such provision shall have no effect on, and shall not impair the enforceability of the release language set forth in paragraph 2, provided that, if a court of competent jurisdiction in an action or proceeding to which you are a party determines that the release language set forth in paragraph 2 is unenforceable in any respect, you shall be required to pay to the Company the value of all amounts paid and benefits provided to you by the Company under this Agreement, net of taxes paid and not recoverable.

     7.   Non-Disparagement. You agree not to make, or cause to be made, any
          -----------------
written or oral statements about the Company that may disparage, criticize or in any way injure the Company.

     8.   Covenant Not to Sue.  You represent that: (a) you have not filed any
          -------------------
lawsuits against the Company in any court whatsoever; (b) you have not filed or caused to be filed any charges or complaints against the Company with any municipal, state or federal agency charged with the enforcement of any law; and
(c) pursuant to and as part of your release of the Company herein, to the fullest extent permitted by law, you shall not sue or file a charge, complaint, grievance or demand for arbitration in any forum or assist or otherwise participate in any claim, arbitration, suit, action, investigation or other proceeding of any kind that relates to any matter that involves the Company that occurred up to and including the date of your execution of this Agreement. You agree that you will pay all costs and expenses including, without limitation, attorney's fees incurred by the Company in defending against any such suit, charge or complaint initiated by you and you expressly waive any claim to any form of monetary or other damages, or any other form of recovery or relief in connection with any such action, or in connection with any action brought by a third party.

     9.   Breach by You. You acknowledge and agree that if you breach any of
          -------------
your promises in this Agreement, for example, by filing or prosecuting a lawsuit or charge based on claims that you have released, such conduct would cause great damage and injury to the Company and that such provisions provide a material element of the Company's consideration for and inducement to enter into this Agreement. Accordingly, it is expressly understood and agreed that if there is a breach by you (1) the Company may cease providing any payments and benefits not already provided hereunder; and (2) you must immediately repay to the Company the value of all payments and benefits previously received by you under this Agreement as liquidated damages, it being agreed that the Company's monetary damages in the event of such breach would be difficult to calculate and that this amount represents a fair approximation of such damages. You further agree that the Company may, in addition to these liquidated damages and in addition to pursuing any other remedies that it may have in law or in equity, obtain an injunction against you from any court having jurisdiction over this matter, restraining any further violations of this Agreement.

     10.  Agreement Not Admissible. The terms of this Agreement, including all
          ------------------------
facts, circumstances, statements and documents relating thereto, shall not be admissible or submitted as evidence in any litigation in any forum for any purpose, other than to secure enforcement of the terms and conditions of this Agreement.

     11.  Binding Effect. This Agreement and all of the provisions hereof shall
          --------------
be binding upon, and inure to the benefit of, you and the Company and your and the Company's successors (including successors by merger, consolidation or similar transactions), permitted assigns, executors, administrators, personal representatives, heirs and distributees.

     12.  Headings.  The paragraph headings contained in this Agreement are for
          --------
convenience of reference only and are not intended to determine, limit or describe the scope or intent of any provision of this Agreement.

     13.  Entire Agreement and Applicable Law. This Agreement contains the
          -----------------------------------
entire understanding between you and the Company, and supersedes any and all prior or contemporaneous understandings and agreements, written or oral, including, but not limited to, the Employment Agreement, provided, however, that you agree that Section 6 of the Employment Agreement shall survive in its entirety. This Agreement shall be interpreted for all purposes under the laws of the State of New York, excluding its choice of laws principles, which are deemed inapplicable.

     14.  Waiver. The failure of you or the Company to insist upon strict
          ------
adherence to any term of this Agreement on any occasion shall not be considered a waiver thereof or deprive that party of the right thereafter to insist upon strict adherence to that term or any other term of this Agreement.

     15.  Right to Counsel, Effective Date and Amendments. Your signature below
          -----------------------------------------------
indicates that you are entering into this Agreement freely, knowingly and voluntarily without duress or coercion, with a full understanding of its terms. You also acknowledge that you have been given a period of 21 days to consider the terms of this Agreement and that you have a period of seven days, from the date you sign this Agreement, to revoke your acceptance by so notifying the Company to my attention in writing by 5:00 p.m. on or before the seventh (7th) day after this Agreement is executed by you. This Agreement shall

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

not become effective or enforceable until the revocation period of seven days has expired. Further, you acknowledge that you have been advised by the Company to discuss this Agreement with an attorney of your choice and you have had ample opportunity to do so. This Agreement may not be changed or altered, except by a writing signed by the Company and you. To accept this offer you must return this letter to me, signed and notarized.


Very truly yours,



AGREED AND ACCEPTED:


By:_________________________                  By:___________________________
   Print:            Date                        SIGNATURE:        Date


On this ___ day of ___________, before me personally came _______________, to me known and known to me to be the individual described in and who executed the foregoing Agreement, and duly acknowledged to me that he executed the same.


___________________
Notary Public


YOU MUST SIGN AND RETURN THIS AGREEMENT TO THE COMPANY NO LATER THAN 5:00 P.M. ON THE 21/ST/ DAY FOLLOWING RECEIPT OF THIS DOCUMENT OR IRREVOCABLY LOSE THE OPPORTUNITY TO RECEIVE THE CONSIDERATION DETAILED HEREIN. YOU RECEIVED THIS AGREEMENT ON ___________.

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